                     SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[X] Preliminary Proxy Statement
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                  MDU Resources Group, Inc.
       (Name of Registrant as Specified In Its Charter

.................................................................
         (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[X] $125  per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).
[ ] $500  per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:
       .............................................................
    2) Aggregate number of securities to which transaction applies:
       .............................................................
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)
    4) Proposed maximum aggregate value of transaction:
       .............................................................

(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
    1) Amount Previously Paid:
       ..............................................................
    2) Form, Schedule or Registration Statement No.:
       ..............................................................
    3) Filing Party:
       ..............................................................
    4) Date Filed:
       ..............................................................

MDU RESOURCES
GROUP, INC.
- --------------------------------------------------------------------------
400 North Fourth Street                            John A. Schuchart
Bismarck, ND 58501                                 Chairman &
(701) 222-7900                                     Chief Executive Officer



                                                                   March 7, 1994
To Our Stockholders:
   You are cordially invited to attend the Annual Meeting of Stockholders to be held on Tuesday, April 26, 1994, at 11:00 A.M., Central Daylight Time, at 909 Airport Road, Bismarck, North Dakota 58504. The other directors and officers join me in extending this invitation.
   The formal matters to be acted upon at the meeting are described in the accompanying Notice of Meeting and Proxy Statement. I would like to note for your special attention that the Board of Directors has recommended that the holders of Common Stock of the Company approve two proposals to amend the Certificate of Incorporation. First, Article THIRD, which states the purposes and powers of the Company, has not been amended since the original Certificate was filed in 1924. As was the custom in those days it is lengthy and specific. Current law permits a general statement. The name change authorized by the stockholders in 1985 reflects the multidimensional nature of our Company. This amendment is consistent with the operations of our Company. Second, the first paragraph of Article FOURTH states the number of authorized shares and the par value of Common Stock. The proposed amendment will increase the number of authorized shares of Common Stock from 50,000,000 to 75,000,000 and reduce the par value of Common Stock from $5.00 per share to $3.33 per share. The increase in the number of authorized shares will insure that the Company will be able to raise needed capital expeditiously and economically; provide sufficient Common Stock for use in the several investment plans of the Company; and provide an assured source of unissued Common Stock for issuance for other corporate purposes which may develop from time to time. The reduction in par value will enable the Company to effect a stock split in the future without going to the stockholders for approval, should the Board of Directors decide it is in the best interests of the Company to do so. In addition to the formal issues, a brief report on current matters of interest will be presented. Luncheon will be served following the meeting.
   We were pleased with the response of our stockholders at the 1993 Annual Meeting at which 87.5 percent of the Common Stock was represented in person or by proxy. We hope that participation by our stockholders in the affairs of the Company will increase and that there will be an even greater representation at the 1994 meeting. If you are unable to attend the meeting but have questions or comments on the Company's operations, we would like to hear from you.
   Representation of your shares at the meeting is very important and we urge that, whether or not you now plan to attend the meeting, you promptly mark, date, sign and return the enclosed proxy card in the envelope provided for that purpose. If you do attend the meeting, you may, if you wish, withdraw your proxy and vote in person.
   I hope you will find it possible to attend the meeting.
                             Sincerely,
                             JOHN A. SCHUCHART

                           MDU RESOURCES GROUP, INC.
                            400 NORTH FOURTH STREET
                          BISMARCK, NORTH DAKOTA 58501
- --------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 26, 1994
- --------------------------------------------------------------------------------
                                                                   March 7, 1994
   NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of MDU
Resources Group, Inc. will be held at 909 Airport Road, Bismarck, North Dakota 58504, on Tuesday, April 26, 1994, at 11:00 A.M., Central Daylight Time, for the following purposes:
   (1)     To elect four directors to three year terms;
   (2) To consider and take action upon a proposal, declared advisable by the Board of Directors of the Company, to amend Article THIRD of the Certificate of Incorporation pertaining to the corporate purposes and powers of the Company, all as more fully described in the accompanying Proxy
   Statement dated March 7, 1994;
   (3) To consider and take action upon a proposal, declared advisable by the Board of Directors of the Company, to amend Article FOURTH of the Certificate of Incorporation to increase the number of authorized shares of Common Stock from 50,000,000 with a par value of $5.00 per share to 75,000,000 with a par value of $3.33 per share, all as more fully described in the accompanying Proxy Statement dated March 7, 1994; and
   (4) To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.
   The Board of Directors has fixed the close of business on February 28, 1994, as the record date for the determination of common stockholders who will be entitled to notice of and to vote at the meeting.
   All stockholders who find it convenient to do so are cordially invited and urged to attend the meeting in person. It is requested that you date, sign and return the accompanying proxy in the enclosed return envelope, to which no postage need be affixed if mailed in the United States. Your cooperation will be appreciated.
                    By order of the Board of Directors,
                    LESTER H. LOBLE, II
                    Secretary

                           MDU RESOURCES GROUP, INC.
                            400 NORTH FOURTH STREET
                          BISMARCK, NORTH DAKOTA 58501
- --------------------------------------------------------------------------------
                                PROXY STATEMENT
- --------------------------------------------------------------------------------
   This Proxy Statement is furnished to the holders of Common Stock of MDU Resources Group, Inc. (Company) on behalf of the Board of Directors of the Company in connection with the solicitation of proxies to be used in voting at the Annual Meeting of Stockholders to be held on April 26, 1994. The proxy material was first forwarded to the holders of Common Stock on March 7, 1994.
   Any stockholder giving a proxy may revoke it at any time prior to its use at the meeting by filing with the Secretary either a written instrument of revocation or a duly executed proxy bearing a later date. In addition, the powers of a proxy holder are suspended if the person executing the proxy is present at the meeting and informs the Secretary in open meeting that he wishes to revoke his proxy and vote in person. Attendance at the meeting will not in and of itself revoke a proxy.
   The Company will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of shares of the Common Stock of the Company. In addition to the use of the mails, proxies may be solicited by officers and regular employees of the Company, by personal interview, by telephone or by telegraph. Banks, brokerage houses and other institutions, nominees and fiduciaries will be requested to forward the soliciting material to their principals and to obtain authorizations for the execution of proxy cards and will, upon request, be reimbursed for reasonable expenses incurred. Additional solicitation of proxies will be made in the same manner under the special engagement and direction of Georgeson & Company, Inc. at an anticipated cost to the Company of approximately $6,000 plus out-of-pocket expenses.
                         VOTING SECURITIES OUTSTANDING
   Only holders of record of Common Stock at the close of business on February
28, 1994, will be entitled to vote at the meeting. On such date there were outstanding 18,984,654 shares of Common Stock. Each outstanding share of Common Stock entitles the holder to one vote.
   The Bylaws of the Company provide that a majority of the shares of Common
Stock issued and outstanding and entitled to vote in person or by proxy shall constitute a quorum at a meeting of shareholders of the Company. Shares of Common Stock represented by a properly signed and returned proxy are considered present for purposes of determining a quorum.
   Under Delaware law, if a quorum is present, the nominees for election as directors who receive a plurality of the votes of shares present in person or represented by proxy and entitled to vote shall be elected as directors. "Withheld" votes are not included in the total vote cast for a nominee for purposes of determining whether a plurality was received and, therefore, have no negative effect.
   Under Delaware law, the proposed amendments to the Certificate of Incorporation require the affirmative votes of the holders of a majority of the outstanding shares of Common Stock. Shares that are not voted for the amendments, including abstentions or broker non-votes, will have the same effect as a vote against the amendments.
   As of February 28, 1994, no person held of record, or, to the knowledge of the management of the Company, owned beneficially, 5 percent or more of the outstanding shares of Common Stock of the Company.
     PROPOSAL FOR AMENDMENT OF CERTIFICATE OF INCORPORATION: ARTICLE THIRD
   On November 4, 1993, the Board of Directors unanimously adopted a resolution declaring it advisable to amend Article THIRD of the Company's Certificate of Incorporation to restate Article THIRD and to submit the amendment to the stockholders for approval at the Annual Meeting. The proposed amendment is set forth in Exhibit A to this Proxy Statement.
   The current purpose and powers clause of the Certificate, which has not been amended since the original Certificate was filed in 1924, contains three major paragraphs and eighteen subparagraphs. Since 1924, custom, usage and the laws of the state of Delaware have changed. Under current Delaware law, this specific enumeration of business functions is no longer necessary, and a brief statement of business purpose suffices. The Amendment would not restrict the Company's current operations, would be consistent with those operations, and would generally permit any kind of corporate activity so long as it is lawful.
   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL. Approval of the proposed amendment to amend the purpose and powers clause requires the affirmative vote of the holders of a majority of all of the outstanding Common Stock of the Company. If a choice has been specified by a stockholder by means of the ballot on the Proxy, the shares of Common Stock will be voted accordingly. If no choice has been specified, the shares will be voted "FOR" the proposal.
     PROPOSAL FOR AMENDMENT OF CERTIFICATE OF INCORPORATION: ARTICLE FOURTH
   As of the close of business on February 28, 1994, the authorized capital stock of the Company consisted of 52,000,000 shares divided into four classes, namely, Preferred Stock, Preferred Stock A, Preference Stock, and Common Stock. The total number of shares of such Preferred Stock authorized is 500,000 shares of the par value of $100 per share; the total number of shares of such Preferred Stock A authorized is 1,000,000 shares without par value; the total number of shares of such Preference Stock authorized is 500,000 without par value; and the total number of shares of Common Stock authorized is 50,000,000 with a par value of $5 per share. As of February 28, 1994, 18,984,654 common shares were issued with 1,029,229 shares reserved for issuance under the Dividend Reinvestment and the Tax Deferred Compensation Savings Plans of the Company.
   The Board of Directors of the Company has proposed an amendment to the Certificate of Incorporation of the Company to increase the authorized number of common shares from 50,000,000 to 75,000,000 shares and to reduce the par value of the Common Stock from $5.00 per share to $3.33 per share. The Resolution adopted by the Board of Directors of the Company proposing this amendment to the Certificate of Incorporation is attached hereto as Exhibit B.
   The Board of Directors believes that the additional authorized common shares may be needed to enable the Company to raise additional capital funds expeditiously and economically for its ongoing operational needs, for issuance in the Company's several investment plans or for possible acquisitions, stock distributions or split, or other corporate purposes. The Board believes it advisable to authorize additional shares to permit the issuance of shares of Common Stock without the delay and the expense involved in obtaining stockholder approval at the time such issuance is determined to be appropriate. The Company would seek and obtain all necessary regulatory authority prior to the issuance of additional shares of Common Stock.
   The Board of Directors has no plan at the present time for the issuance or use of the additional shares of Common Stock to be authorized by the amendment. The issuance of additional shares of authorized Common Stock would be within the discretion of the Board of Directors, without the requirement of further action by stockholders unless such action is required by applicable law or the rules of any stock exchange on which the Company's securities may then be listed. All newly authorized shares would have the same rights as the presently authorized shares, including the right to cast one vote per share and to participate in dividends when and to the extent declared and paid. The Board of Directors believes that the reduction in par value will enable the Company to effect a stock split in the future without further shareholder approval should economic conditions so warrant and the Board so determine.
   The Board of Directors is unaware of any specific effort to obtain control of the Company, and has no present intention of using the proposed increase in the number of authorized shares of Common Stock as an anti-takeover device. However, the Company's authorized but unissued capital stock could be used to make an attempt to effect a change in control more difficult.
   Decreasing the par value is not intended to have any effect on the market value of the Common Stock.

   Under the Company's Certificate of Incorporation, no holders of any class of stock of the Company are entitled to any preemptive rights with respect to any shares of the Company's capital stock.
   None of the directors or officers of the Company has any interest, direct or indirect, in the adoption of the proposed amendment except as a holder of shares of the Common Stock of the Company.
   No financial statements are furnished in connection with this proposal as they are not deemed material for the exercise of prudent judgment with respect thereto.
   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL. Approval of the proposed amendment to increase the authorized number of shares of Common Stock and reduce the par value of Common Stock requires the affirmative vote of the holders of a majority of all of the outstanding Common Stock of the Company. If a choice has been specified by a stockholder by means of the ballot on the Proxy, the shares of Common Stock will be voted accordingly. If no choice has been specified, the shares will be voted "FOR" the proposal.
                             ELECTION OF DIRECTORS
   At the meeting, four Directors will be elected to serve for a term of three years until 1997 and until their respective successors are elected and qualify. All of the nominees are incumbent Directors and are nominated for reelection. Unless otherwise marked on the proxy, shares of the Common Stock represented by the proxy will be voted for the four nominees named below. If any nominee becomes unavailable for any reason, or if a vacancy should occur before the election (which events are not anticipated), the shares represented by the proxy will be voted for another person in the discretion of the persons named in the proxy. Information concerning the nominees, including their ages, periods of service as directors and business experience, according to information furnished to the Company by the respective nominees, is set forth as follows:

                                       FIRST YEAR
                                       OF SERVICE
            NAME                AGE    AS DIRECTOR                 BUSINESS EXPERIENCE
- -----------------------------   ---    -----------   -----------------------------------------------
San W. Orr, Jr.   ...........   52         1978      Mr. Orr is an attorney and is in the business
(to be elected for a term of                                 of financial and estate management. He is
three years expiring in 1997)                                Chairman of the Boards and a Director
                                                             of Marathon Electric Manufacturing
                                                             Corporation, Mosinee Paper Corporation,
                                                             and Wausau Paper Mills Company. He is a
                                                             Director of Wausau Insurance Companies,
                                                             M & I First American National Bank, and
                                                             M & I Marshall & Ilsley Bank. Mr. Orr
                                                             also serves various civic and
                                                             charitable organizations in Wisconsin
                                                             including the Board of Regents of the
                                                             University of Wisconsin System. He
                                                             currently serves on the Audit and
                                                             Compensation Committees of the Board of
                                                             Directors.
John A. Schuchart  ..........   64         1976      Mr. Schuchart, Chairman of the Board and Chief
(to be elected for a term of                                 Executive Officer, was named Chief Executive
three years expiring in 1997)                                Officer in June 1980 and Chairman in
                                                             May 1983. Mr. Schuchart also serves as
                                                             the Chairman of the Board and a
                                                             Director of Alaska Basic Industries,
                                                             Inc., Anchorage Sand and Gravel
                                                             Company, Inc., Concrete, Inc., Fidelity
                                                             Oil Co., Fidelity Oil Holdings, Inc.,
                                                             KRC Aggregate, Inc., KRC Holdings,
                                                             Inc., Knife River Coal Mining Company,
                                                             LTM, Incorporated, Rogue Aggregates,
                                                             Inc., Williston Basin Interstate
                                                             Pipeline Company; as a Director and the
                                                             President of Centennial Energy
                                                             Holdings, Inc., and Wibaux Gas Co.; all
                                                             being subsidiaries of the Company. Mr.
                                                             Schuchart is also Chairman of the
                                                             Managing Committee of Montana-Dakota
                                                             Utilities Co., a Division of the
                                                             Company.

                                       FIRST YEAR
                                       OF SERVICE
            NAME                AGE    AS DIRECTOR                 BUSINESS EXPERIENCE
- -----------------------------   ---    -----------   -----------------------------------------------
Homer A. Scott, Jr.   .......   59         1981      Mr. Scott is engaged in the banking and
(to be elected for a term of                                 ranching business in the states of Wyoming and
three years expiring in 1997)                                Montana. He is a Director and Chairman
                                                             of the Boards of First Interstate
                                                             BancSystem of Montana, Inc., and First
                                                             Interstate Bank of Commerce, Sheridan,
                                                             Wyoming, and a Director of First
                                                             Interstate Bank of Commerce, Billings,
                                                             Montana. Mr. Scott is a Director and
                                                             President of Sugarland Enterprises,
                                                             Inc., and the managing partner of
                                                             Sugarland Development Company, a
                                                             commercial property development company
                                                             in Sheridan, Wyoming. Mr. Scott also is
                                                             a Director of Flying V Cattle Company
                                                             and Padlock Ranch Company and a partner
                                                             in Scott Land and Livestock. He
                                                             currently serves on the Audit and
                                                             Compensation Committees of the Board of
                                                             Directors.

Sister Thomas Welder,           53         1988      Sister Welder is the President of the
O.S.B.    ...................                                University of Mary, Bismarck, North Dakota. She
(to be elected for a term of                                 is a Director of St. Alexius Medical
three years expiring in 1997)                                Center of Bismarck. She is also a
                                                             member of the North Dakota Vision 2000
                                                             Committee, the Theodore Roosevelt
                                                             Medora Foundation, and the
                                                             Accreditation Review Council of the
                                                             North Central Association of Colleges
                                                             and Schools. She currently serves on
                                                             the Nominating and Finance Committees
                                                             of the Board of Directors.

   Certain information concerning the remaining directors, whose terms expire either in 1995 or in 1996, including their ages, periods of service as directors and business experience, according to information furnished to the Company, is set forth as follows:

Douglas C. Kane  ............   44         1991      Mr. Kane joined the Company as Executive Vice
(term expiring in 1995)                                      President and Chief Operating Officer in
                                                             January 1991. Prior to that time he was
                                                             President and Chief Executive Officer
                                                             of Knife River Coal Mining Company from
                                                             May 1990, President from September 1987
                                                             and previously had served as Senior
                                                             Vice President--Operations. Mr. Kane is
                                                             a Director of Alaska Basic Industries,
                                                             Inc., Anchorage Sand and Gravel
                                                             Company, Inc., Concrete, Inc., Fidelity
                                                             Oil Co., Fidelity Oil Holdings, Inc.,
                                                             KRC Aggregate, Inc., KRC Holdings,
                                                             Inc., Knife River Coal Mining Company,
                                                             LTM, Incorporated, and  Rogue
                                                             Aggregates, Inc., all being
                                                             subsidiaries of the Company. Mr. Kane
                                                             is also a member of the Managing
                                                             Committee of Montana-Dakota Utilities
                                                             Co., a Division of the Company.
Richard L. Muus  ............   64         1985      Mr. Muus retired in April 1989 after 35 years
(term expiring in 1995)                                      with the Midwest Federal Savings Bank, Minot,
                                                             North Dakota. At the time of his
                                                             retirement Mr. Muus was the President
                                                             and a Director of the bank. Mr. Muus is
                                                             a member and past Director and Officer
                                                             of the Minot Area Chamber of Commerce
                                                             and a past Director of the Minot Area
                                                             Development Corporation. He is a member
                                                             of the Military Affairs and Diplomats
                                                             Committee of the Chamber of Commerce.
                                                             He is a member of the Board of Regents
                                                             of Minot State University and also
                                                             serves on the Finance Committee of St.
                                                             Joseph Hospital, Minot, North Dakota.
                                                             He currently serves on the Audit and
                                                             Finance Committees of the Board of
                                                             Directors.

                                       FIRST YEAR
                                       OF SERVICE
            NAME                AGE    AS DIRECTOR                 BUSINESS EXPERIENCE
- -----------------------------   ---    -----------   -----------------------------------------------
John L. Olson   .............   54         1985      Mr. Olson is President and the owner of Blue
(term expiring in 1995)                                      Rock Products Company and of Blue Rock
                                                             Distributing Company located in Sidney,
                                                             Montana, a beverage bottling and
                                                             distributing company, respectively. Mr.
                                                             Olson also is the Chairman of the Board
                                                             and a Director of Admiral Beverage
                                                             Corporation, Worland, Wyoming, and
                                                             Ogden, Utah; he is Chairman of the
                                                             Board and Director of the Foundation
                                                             for Community Care, Sidney, Montana;
                                                             he is trustee for Blue Rock Products
                                                             Company Profit Sharing Trust. He
                                                             currently serves on the Audit and Nomi-
                                                             nating Committees of the Board of
                                                             Directors.
Joseph T. Simmons   .........   58         1984      Mr. Simmons is professor of Accounting and
(term expiring in 1995)                                      Finance, University of South Dakota, Vermillion
                                                             and Visiting Professor of Finance,
                                                             University of Warsaw, Warsaw, Poland
                                                             (February -- July, 1994). Mr. Simmons
                                                             is the Chairman and President of
                                                             Simmons Financial Management, Inc. and
                                                             owner of Simmons & Associates. He also
                                                             serves on the Boards of RE/SPEC and
                                                             GRO/TECH in Rapid City, South Dakota.
                                                             He currently serves on the Finance
                                                             Committee of the Board of Directors.
Harold J. Mellen, Jr.    ....   59         1989      Mr. Mellen joined the Company in 1985 as Vice
(term expiring in 1996)                                      President--Corporate Development and was named
                                                             Senior Vice President--Finance and
                                                             Chief Financial Officer in May 1987,
                                                             Executive Vice President and Chief
                                                             Financial and Corporate Development
                                                             Officer in August 1989, and President
                                                             and Chief Corporate Development Officer
                                                             in May 1992. Mr. Mellen is a director
                                                             of General Atlantic Resources, Inc. of
                                                             Denver, Colorado, a public company of
                                                             which approximately 7.5 percent is
                                                             owned by Fidelity Oil Holdings, Inc. (a
                                                             subsidiary of the Company). Mr. Mellen
                                                             serves all subsidiaries as a Director
                                                             and/or an officer except Gwinner
                                                             Propane, Inc.; and
                                                             Prairielands Energy Marketing, Inc.
                                                             Mr. Mellen also serves as a member of
                                                             the Managing Committee of
                                                             Montana-Dakota Utilities Co., a
                                                             Division of the Company.
Robert L. Nance    ..........   57         1993      Mr. Nance is the majority owner and President
(term expiring in 1996)                                      of Nance Petroleum Corporation, Billings,
                                                             Montana, an oil and gas exploration and
                                                             production company. He is also a
                                                             Director of First Interstate Bank of
                                                             Commerce, Billings, Montana. He is
                                                             Chairman of the Board of the Deaconess
                                                             Billings Clinic Health Organization,
                                                             Deaconess Medical Center and Billings
                                                             Clinic, all of Billings, Montana. He
                                                             currently serves on the Finance
                                                             Committee of the Board of Directors.

                                       FIRST YEAR
                                       OF SERVICE
            NAME                AGE    AS DIRECTOR                 BUSINESS EXPERIENCE
- -----------------------------   ---    -----------   -----------------------------------------------
Charles L. Scofield   .......   69         1978      Mr. Scofield is the owner and President of The
(term expiring in 1996)                                      Scofield Broadcasting Co., Inc. which is the
                                                             sole owner and licensee of KLPZ radio
                                                             station, Parker, Arizona. He is the
                                                             sole owner of KEYZ and KYYZ radio
                                                             stations in Williston, North Dakota. He
                                                             is a Director of the First National
                                                             Bank & Trust Company of Williston,
                                                             North Dakota, a Director of the North
                                                             Dakota Automobile Club (AAA) of Fargo,
                                                             North Dakota and the owner of a cattle
                                                             ranch in Montana. He currently serves
                                                             on the Nominating and Finance
                                                             Committees of the Board of Directors.
Stanley F. Staples, Jr. .....   69         1984      Mr. Staples is President of Alexander
(term expiring in 1996)                                      Properties, Inc., an investment management
                                                             firm, and of Northern Chief Iron
                                                             Company. Mr. Staples also serves on the
                                                             Board of Directors of Wausau Paper
                                                             Mills Company, M & I First American
                                                             National Bank, Marathon Electric
                                                             Manufacturing Corporation, Mosinee
                                                             Paper Corporation, and Murray
                                                             Machinery, Inc. He currently serves on
                                                             the Compensation and Nominating
                                                             Committees of the Board of Directors.

Except where expressly noted, no corporation or organization named above is a parent, subsidiary or other affiliate of the Company.
   During 1993, the Board of Directors had four meetings. The Board of Directors has an Audit Committee, discussed under "Accounting and Auditing Matters," a Nominating Committee, a Finance Committee and a Compensation Committee. The Nominating Committee, which met three times during 1993, recommends to the full Board of Directors nominees for directors and for executive officers. The Nominating Committee will consider nominees recommended by stockholders if the names of such nominees are submitted to the Secretary of the Company on or before November 1, 1994, for the annual meeting to be held on April 25, 1995. The Compensation Committee, which met four times during 1993, sets compensation levels for executive officers and recommends to the full Board of Directors compensation for the Directors of the Company. The Finance Committee, which met three times during 1993, reviews corporate financial plans, policies, budgets, investments, acquisitions, and reviews and authorizes actions necessary to issue and sell Common Stock and debt securities of the Company.

                             EXECUTIVE COMPENSATION
   Shown in the Summary Compensation Table below is information concerning the annual and long-term compensation for services in all capacities to the Company for the calendar years ending December 31, 1993, 1992, and 1991, and in the next two Tables the option exercises and long-term incentive plan awards for the last fiscal year of those persons who were, at December 31, 1993, (i) the Chief Executive Officer and (ii) the other four most highly compensated executive officers of the Company (the Named Officers). Footnotes supplement the information contained in the Tables.
                           SUMMARY COMPENSATION TABLE

                                      ANNUAL COMPENSATION          LONG TERM COMPENSATION
                                  ----------------------------  ----------------------------
                                                                      AWARDS        PAYOUTS
                                                                ------------------  --------
           (A)             (B)      (C)       (D)       (E)       (F)       (G)       (H)       (I)
                                                       OTHER              SECURITIES            ALL
                                                       ANNUAL   RESTRICTED UNDERLYING          OTHER
                                                      COMPEN-    STOCK    OPTIONS/    LTIP    COMPEN-
        NAME AND                   SALARY    BONUS1   SATION2   AWARD(S)   SARS3    PAYOUTS   SATION4
   PRINCIPAL POSITION      YEAR     ($)       ($)       ($)       ($)       (#)       ($)       ($)
- -------------------------  ----   --------  --------  --------  --------  --------  --------  --------
John A. Schuchart          1993   314,000   68,432    --        0           0       0         4,497
          --Chairman of
        the                1992   296,808   33,686    --        0         28,530    0         4,364
          Board & C.E.O.   1991   281,923   135,895   --        0           0       0         4,238
Harold J. Mellen, Jr.      1993   176,995   42,328    --        0           0       0         4,497
          --President &
        Chief              1992   160,334   21,600    --        0         13,740    0         4,402
          Corporate
        Development
        Officer            1991   151,691   81,000    --        0           0       0         4,200
Joseph R. Maichel          1993   164,837        0    --        0           0       0         3,777
          --President &
        C.E.O. of          1992   156,409    8,516    --        0         13,740    0         4,331
          Montana-Dakota
        Utilities Co.      1991   150,100   45,001    --        0           0       0         4,238
Douglas C. Kane            1993   131,960   35,264    --        0           0       0         3,944
          --Executive
        Vice President     1992   125,723   20,412    --        0         13,740    0         4,236
          & Chief
        Operating Officer  1991   105,908   67,364    --        0           0       0         2,921
Martin A. White            1993   119,352   20,700    --        0           0       0         920
          --Vice
        President--        1992   115,000   11,040    --        0         6,130     0         0
          Corporate
        Development        1991   13,269         0    --        0           0       0         0

- ------------------------------------------------------------
1     Granted pursuant to the Management Incentive Compensation Plan.
2 Perquisites and other personal benefits paid to each Named Officer aggregate less than the minimum disclosure levels.
3 No options were granted during 1993. "SAR" is an acronym for "stock appreciation right." The Company has no plan or program which uses stock appreciation rights.
4 Company contributions to the Tax Deferred Compensation Savings Plan (401(k) Plan).

              AGGREGATED OPTION/SAR1 EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR1 VALUES

                                                                   (D)
                                                                NUMBER OF                            (E)
                             (B)                          SECURITIES UNDERLYING             VALUE OF UNEXERCISED,
                           SHARES                          UNEXERCISED OPTIONS              IN-THE-MONEY OPTIONS
                          ACQUIRED         (C)             AT FISCAL YEAR-END3               AT FISCAL YEAR-END
                             ON           VALUE                    (#)                               ($)
         (A)              EXERCISE2      REALIZED     -----------------------------     -----------------------------
        NAME                 (#)           ($)        EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
- ---------------------    -----------     --------     -----------     -------------     -----------     -------------
John A. Schuchart....        9,640        121,085            0            28,530                0          224,674
Harold J. Mellen, Jr.        5,340         69,754            0            13,740                0          108,202
Joseph R. Maichel....            0              0            0            13,740                0          108,202
Douglas C. Kane......            0              0            0            13,740                0          108,202
Martin A. White......            0              0            0             6,130                0           48,274

- ------------------------------------------------------------
1 "SAR" is an acronym for "stock appreciation right." The Company has no plan or program which uses stock appreciation rights.
2 Reflects exercise of options under the 1983 Key Employees' Stock Option Plan. No further options have been or will be granted under this plan and no options remain outstanding.
3 The unexercised options are options granted under the 1992 Key Employee Stock Option Plan (none of which are exercisable at this time).

              LONG-TERM INCENTIVE PLAN--AWARDS IN LAST FISCAL YEAR

                                                                         ESTIMATED FUTURE PAYOUTS
                                                                     UNDER NON-STOCK PRICE-BASED PLANS
                                                                   -------------------------------------
          (A)                     (B)                (C)              (D)            (E)           (F)
                                                 PERFORMANCE
                                                  OR OTHER
                               NUMBER OF           PERIOD
                             SHARES, UNITS          UNTIL
                               OR OTHER          MATURATION        THRESHOLD       TARGET        MAXIMUM
         NAME                 RIGHTS (#)1         OR PAYOUT           ($)            ($)           ($)
- -----------------------      -------------       -----------       ---------       -------       -------
John A. Schuchart......          28,530            12/31/94          52,638        105,276       157,914
Harold J. Mellen, Jr...          13,740            12/31/94          25,350         50,701       76,052
Joseph R. Maichel......          13,740            12/31/94          25,350         50,701       76,052
Douglas C. Kane........          13,740            12/31/94          25,350         50,701       76,052
Martin A. White........           6,130            12/31/94          11,310         22,620       33,930

- ------------------------------------------------------------
1 Dividend equivalents were granted pursuant to the 1992 Key Employee Stock Option Plan based on the number of options granted in 1992 and held by each Named Officer. Dividend equivalents will, if earned, entitle the recipient to the cash amount equal to any dividend declared by the Board of Directors on the Common Stock of the Company. Dividend equivalents may be earned, from 0% to 150%, at the end of the three year performance cycle (1992-1994) depending upon (1) the level of achievement of performance goals established for the Company and Montana-Dakota Utilities Co. by the Compensation Committee and (2) individual performance. Vesting is accelerated upon a change in control. Dividend equivalents that are not earned are forfeited.
      The performance goals for the 1992-1994 performance cycle are based on return on equity (25%), earnings per share (25%) and total shareholder return (50%). Performance goals for Montana-Dakota Utilities Co., which are applicable to Mr. Maichel, are based on regulatory return (50%) and net income (50%).

          SALARIED PENSION PLAN AND SUPPLEMENTAL INCOME SECURITY PLAN

                                                   YEARS OF CREDITED SERVICE 2
                              ----------------------------------------------------------------------
     REMUNERATION1               15             20             25             30          35 OR MORE
- ------------------------      --------       --------       --------       --------       ----------
             $125,000...      $ 77,940       $ 86,665       $ 95,365       $104,090        $112,790
              150,000...        92,030        102,555        113,080        123,605         134,130
              175,000...       106,120        118,445        130,795        143,120         155,445
              200,000...       120,185        134,335        148,485        162,635         176,785
              225,000...       134,275        150,225        166,200        182,150         198,100
              250,000...       145,265        162,015        178,740        195,515         210,681
              300,000...       162,545        179,295        196,020        212,795         227,961
              400,000...       171,185        187,935        204,660        221,435         236,601
              450,000...       171,185        187,935        204,660        221,435         236,601

- ------------------------------------------------------------
1 Pension benefits are determined by the step-rate formula which places emphasis on the highest consecutive 60 months of earnings within the final 10 years of service. Benefits for single participants under the Salaried Pension Plan are paid as straight life amounts and benefits for married participants are paid as actuarially reduced pensions with a survivorship benefit for spouses, unless participants choose otherwise. The Salaried Pension Plan also permits pre-retirement survivorship benefits upon satisfaction of certain conditions. Additionally, certain reductions are made for employees electing early retirement.
      The Internal Revenue Code places maximum limitations on the amount of benefits that may be paid in dollars under the Salaried Pension Plan. The Company has adopted a non-qualified Supplemental Income Security Plan
      (SISP) for senior management personnel. In 1993, 81 senior management personnel participated in the SISP including the Named Officers. Both plans cover salary shown in column (c) of the Summary Compensation Table and exclude bonuses and other forms of compensation.
      Upon retirement and attainment of age 65, participants in the SISP may elect a retirement benefit or a survivors' benefit with the benefits payable monthly for a period of 15 years.
2 As of December 31, 1993, the Named Officers were credited with the following years of service under the plans; Mr. Schuchart: Pension, 18, SISP, 11; Mr. Maichel: Pension, 23, SISP, 11; Mr. Mellen: Pension, 8, SISP, 8; Mr. Kane: Pension, 3, SISP, 11; and Mr. White: Pension, 2, SISP,
      2. The maximum years of service for benefits under the Pension Plan is 35 and under the SISP vesting begins at 3 years and is complete after 10 years. Benefit amounts under both plans are not subject to reduction for offset amounts.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
INTRODUCTION
   Decisions on compensation for the Company's executive officers are made by the Compensation Committee of the Board of Directors. The Committee was created in 1967 and has been and is composed entirely of non-employee directors. In the late part of each calendar year, the Committee reviews and approves, with any modifications it deems appropriate, the Executive Compensation Policy for the executive officers including the Chief Executive Officer. The approved plan is implemented the following calendar year.
EXECUTIVE COMPENSATION POLICY
   The Executive Compensation Policy is designed to attract and retain qualified executive officers, to recognize above-average job performance and to provide a direct and strong link between Company performance and executive pay. Total compensation is intended to be competitive with that paid by comparable companies in the regulated electric and gas utility industry and relevant segments of the energy and mining industries.
   There are four components of executive compensation:
   (1)     Base salary;
   (2)     Management Incentive Compensation Plan;
   (3)     1992 Key Employee Stock Option Plan; and
   (4)     Restricted Stock Bonus Plan.

   As indicated on page 9, the base salary component of compensation is designed to be competitive with that paid by comparable companies. An external consultant provides comparative surveys (Edison Electric Institute Executive Compensation Survey, American Gas Association Top Management Survey, and Executive Compensation Services Top Management Survey). The consultant also uses, as appropriate, an oil and gas survey and a mining company survey for executives in those positions. The external data from those surveys is used to develop a market-consensus salary for each executive position. It is the policy of the Compensation Committee to set 95% of the market-consensus salary as the market value for the executive positions in the Company. The companies are not the same as the peer group of companies used for the graph showing the comparison of five year total shareholder returns, immediately following this report. The Compensation Committee believes the Edison Electric Institute Executive Compensation Survey, American Gas Association Top Management Survey, and Executive Compensation Services Top Management Survey provide a broader base of data and are commonly used in the utility industry to set executive compensation. The Compensation Committee uses the market value of the position together with an analysis of the value of the executive position and individual evaluation to establish bases salaries for executive officers. To determine the premium which should be added to the market-consensus salary used to set the salary of the Chief Executive Officer to reflect the diversified nature of the Company, the consultant uses a group of 12 peer companies (10 of which are the same as those in the peer group used for the graph showing the comparison of five year total shareholder returns, immediately following this report). These 12 companies are selected from utilities comparable to the Company. There was no specific intent that these companies be different from the peer group. For 1994 they will be the same. This adjustment increased the value of the market-consensus salary for the Chief Executive Officer for 1993 by 15%.
   All executive officers are eligible for awards under the Company's various incentive plans referred to above. The Compensation Committee believes that offering incentives to executive officers will enhance the long-term performance of the Company, promote cost efficiency and further overall shareholder returns. The Committee uses these plans as it deems appropriate to achieve these goals. 1993 COMPENSATION FOR EXECUTIVE OFFICERS AND CHIEF EXECUTIVE OFFICER
   Compensation paid to executive officers of the Company in 1993 was comprised of base salary and cash awards under the Management Incentive Compensation Plan. Additional dividend equivalents automatically accrued on options granted in 1992 to 16 executives of the Company (including all executive officers) pursuant to the 1992 Key Employee Stock Option Plan. No awards were made in 1993 under the 1992 Key Employee Stock Option Plan or the Restricted Stock Bonus Plan (except for one award of restricted stock made to one officer).
   Base salary increases for executive officers during 1993 ranged from 3.1% to 5.9% and averaged 5.2%. Salary increases were a function of (1) the Compensation Committee's assessment of the individual performance of each executive and (2) the current salary of each executive compared to that paid by comparable companies as determined by the external consultant (as discussed above). A more favorable performance appraisal permitted a larger increase. If the current salary lagged that paid by comparable companies a larger increase was permitted. The base salaries during 1993 averaged 85% of the market-consensus salary for the Company's executive positions. The Chief Executive Officer's base salary for 1993 reflected an increase of 5.9% over his 1992 base salary. This was 90% of the market-consensus salary as adjusted by the premium of 15%. The Chief Executive Officer's achievements and his 18 years with the Company were considered as well as his achievement of his goal during 1993 of major acquisitions of profitable companies not subject to rate regulation. The Compensation Committee did not give formal weighting to the criteria used in order to set salary increases for the executive officers or for the Chief Executive Officer.
   The Management Incentive Compensation Plan is structured so that cash incentive awards reflect the attainment of specific annual levels of performance. The performance measures used reflect both the shareholder's interest (earnings) and the customer's interest (cost efficiency). Additionally, individual performance is evaluated and appropriate adjustments to target award levels may be made. Target award levels are a percentage of each participant's assigned salary grade midpoint. The percentage for the Chief Executive Officer was 35% and for the other executive officers ranged from 20% to 30%. A target incentive fund is developed at the beginning of each plan year based upon the aggregate target award levels of all participants. The size of the fund will increase or decrease based upon actual Company performance in relation to the pre-established goals. Individual awards will be greater or lesser than target amounts based upon an assessment of individual performance. Awards can range from 0% (less than 90% of budgeted earnings per share) to 150% (more than 108% of budgeted earnings per share) of the target amount. The annual corporate performance targets for 1993 were based on the degree of achievement of 105% of budgeted earnings. As a result of actual earnings exceeding threshold level of performance, and individual performance goals being met, cash awards were made under the plan for the year 1993 to 9 executive officers in the aggregate amount of $265,350. The Chief Executive Officer received $68,432 for the year 1993. This amount was a payout of 68% of the targeted award, based on the Company's actual earnings exceeding the threshold level of performance and upon individual performance.
   The 1992 Key Employee Stock Option Plan is to motivate executives to achieve specified long-term performance goals of the Company and to encourage ownership by them of the common stock of the Company. It is designed to reinforce financial and strategic objectives, to emphasize pay for performance, and to focus executive effort on long-term sustainable value creation. This aligns the interests of the executives with those of the shareholder. The plan consists of two elements: stock option grants and dividend equivalents.
   Since options were granted in 1992 and the initial 3 year performance cycle (1992-94) is still running, the Compensation Committee determined that it was not necessary to grant further options in 1993 to achieve the goals stated above. However, under the terms of the 1992 option grants, dividend equivalents automatically accrued in 1993 on these options. Dividend equivalents are accrued based on the number of options held and are earned from 0% to 150% at the end of each performance cycle based upon the achievement of the stated performance goals; they are reflected in the Long Term Incentive Plan Table.
   The Restricted Stock Bonus Plan provides for awards of restricted stock to individuals when designated by the Compensation Committee as having demonstrated superior individual performance. The awards serve as a motivator for long-term performance and as a retention device for individuals who have demonstrated superior performance. The executive has a stake in the company's financial performance. Again, this aligns the interest of the executives with those of the shareholder. No awards have been made under this plan to executive officers of the Company since 1988. Restrictions lapsed with respect to 1000 shares granted to Messrs. Kane and Mellen in 1988 pursuant to the Restricted Stock Bonus Plan after expiration of the five-year restriction period.
   26% of the Chief Executive Officer's total compensation during 1993 was based on objective annual performance criteria (through the Management Incentive Compensation Plan) or long-term performance criteria (through the 1992 Key Employee Stock Option Plan, reflecting dividend equivalents accrued on the 1992 option grants). An average of 22% of the total compensation of the other executive officers was based on objective annual performance criteria (through the Management Incentive Compensation Plan) or long-term performance criteria (through the 1992 Key Employee Stock Option Plan, reflecting dividend equivalents accrued on the 1992 option grants). The Committee believes that having 26% of the compensation of Chief Executive Officer and an average of 22% of the compensation of other executive officers' at risk is sufficient to provide a direct and strong link between Company performance and executive pay.

        San W. Orr, Jr.,             Homer A. Scott, Jr., Member
        Chairman                     Stanley F. Staples, Jr., Member

                           MDU RESOURCES GROUP, INC.
               COMPARISON OF FIVE YEAR TOTAL SHAREHOLDER RETURN1
[chart]

                 1988     1989      1990      1991      1992       1993
                 ----     ----      ----      ----      ----       ----
MDU              100      128       124       159       180        226
S&P 500          100      132       128       166       179        197
PEER GROUP       100      128       133       175       194        213

(1) All data is indexed to December 31, 1988, for the Company, the S&P 500, and the peer group. Total shareholder return is calculated using the December 31 price for each year. It is assumed that all dividends are reinvested in stock at the frequency paid, and the returns of each component peer issuer of the group is weighted according to the issuer's stock market capitalization at the beginning of the period. The peer issuers are Black Hills Corp., Cilcorp Inc., Equitable Resources Inc., Florida Progress Corp., Minnesota Power & Light Company, The Montana Power Company, Oneok Inc., Questar Corp., South Jersey Industries, Teco Energy Inc., UGI Corp., and Utilicorp United Inc.

                            DIRECTORS' COMPENSATION
   Each Director who is not an officer of the Company receives a $13,000 annual retainer for Board Service, Audit and Compensation Committee Chairmen each receive a $2,500 annual retainer, and Finance and Nominating Committee Chairmen each receive a $1,000 annual retainer. All such Directors must defer $1,000 of the annual Board retainer which amount is credited to a deferral account quarterly. The deferral amount is divided by the market price of Company Common Stock and converted to investment units. If dividends are paid on Company Common Stock then an equivalent amount is credited for each investment unit and the resulting amount is converted to investment units and credited to such Directors' accounts. When a participating Director leaves the Board, dies or becomes disabled, then the investment units credited to that Director's account are multiplied times the market price of the Company Common Stock at that time, converted to a dollar value and paid to the Director or named beneficiary in equal monthly payments (with interest) over a five year period. Each Director may also defer all or any part of the $12,000 Board retainer paid in cash. Additionally, each Director who is not an officer of the Company receives $700 for each meeting of the Board of Directors attended and each Committee member who is not an officer of the Company receives $700 for each Committee meeting attended.
   The Company also has a post-retirement arrangement for Directors who are not officers of the Company which provides that after retirement from the Board, a Director is entitled to receive compensation in an amount equal to the sum of all annual retainers in effect at the time of retirement. Such amount will be paid to the Director or named beneficiary in equal monthly installments over a period of time equal to the period of service on the Board.

   The Company also has a program whereby past Directors of the Company may be chosen each year as "Director Emeritus" and each such past Director so chosen may be invited to participate as a nonvoting member of the Company's Board of Directors. Each such "Director Emeritus" serves for five years and receives no compensation, other than reimbursement by the Company for reasonable travel expenses in connection with attendance at meetings of the Company's Board of Directors.
                   INFORMATION CONCERNING EXECUTIVE OFFICERS
   Executive officers of the Company are elected by the Board of Directors and serve until the next annual meeting of the Board. Any executive officer so elected may be removed at any time by the affirmative vote of a majority of the Board. Certain information concerning such executive officers, including their ages, present corporate positions and business experience is set forth below.

                                                     PRESENT CORPORATE POSITION
            NAME                AGE                    AND BUSINESS EXPERIENCE
- -----------------------------   ---   ---------------------------------------------------------
John A. Schuchart............   64    Chairman of the Board and Chief Executive Officer. For
                                              information about Mr. Schuchart, see "Election of
                                              Directors."
Cathleen M. Christopherson...   49    Ms. Christopherson was elected Vice President-Corporate
                                              Communications effective November 1989. Prior to
                                              that she served as Assistant Vice
                                              President-Corporate Communications effective
                                              September 1989 and Division Manager of
                                              Montana-Dakota Utilities Co., a Division of the
                                              Company, from August 1984.
Douglas C. Kane..............   44    Executive Vice President and Chief Operating Officer. For
                                              information about Mr. Kane, see "Election of Directors."
Lester H. Loble, II..........   52    Mr. Loble was elected General Counsel and Secretary of
                                              the Company effective May 1987. Mr. Loble also serves as
                                              a Director and/or General Counsel and Secretary
                                              of all subsidiaries of the Company except Wibaux
                                              Gas Co.; Prairielands Energy Marketing, Inc.; and
                                              Gwinner Propane, Inc. Mr. Loble is also a member
                                              and the Secretary of the Managing Committee of
                                              Montana-Dakota Utilities Co., a Division of the
                                              Company.
Joseph R. Maichel............   59    Mr. Maichel has been President, Chief Executive Officer
                                              and a member of the Managing Committee of Montana-Dakota
                                              Utilities Co., a Division of the Company, since
                                              May 1990 and President since August 1985 and was
                                              Group Vice President-Distribution of the Company
                                              from February 1982.
Harold J. Mellen, Jr.........   59    President and Chief Corporate Development Officer. For
                                              information about Mr. Mellen, see "Election of
                                              Directors."
Vernon A. Raile..............   49    Mr. Raile was elected Vice President, Controller and
                                              Chief Accounting Officer effective August 1992. Prior to
                                              that he was Controller and Chief Accounting
                                              Officer from May 1989, Assistant Treasurer from
                                              December 1987, and Tax Manager from March 1980.
Warren L. Robinson...........   43    Mr. Robinson was elected Vice President, Treasurer and
                                              Chief Financial Officer of the Company effective August
                                              1992. He is also Treasurer and Assistant
                                              Secretary of Centennial Energy Holdings, Inc.,
                                              Fidelity Oil Co., Fidelity Oil Holdings, Inc.,
                                              Wibaux Gas Co. and Treasurer and Secretary of
                                              Prairielands Energy Marketing, Inc., all being
                                              subsidiaries of the Company. Prior to that he
                                              served as Treasurer and Assistant Secretary from
                                              December 1989, and as Manager of Corporate
                                              Development and Assistant Treasurer from May 1989
                                              to December 1989 and Manager of Corporate
                                              Development from October 1988. Prior to that he
                                              served as the Senior Vice President and Chief
                                              Financial Officer of Great Falls Gas Company,
                                              Great Falls, Montana.

                                                     PRESENT CORPORATE POSITION
            NAME                AGE                    AND BUSINESS EXPERIENCE
- -----------------------------   ---   ---------------------------------------------------------
Martin A. White..............   52    Mr. White was elected Vice President-Corporate
                                              Development November, 1991. Prior to that he was Chairman
                                              and Chief Executive Officer of White Resources
                                              Corp., a mining company, from January 1990, and
                                              Executive Vice President and Chief Operating
                                              Officer of Consolidated TVX Mining Corporation
                                              from January 1988. Prior to that he was President
                                              and Chief Operating Officer of Entech, Inc., a
                                              subsidiary of The Montana Power Company.
Rodney J. White..............   57    Mr. White was elected Vice President-Marketing Strategy
                                              September 1992. Prior to that he was Vice
                                              President-Administration of Williston Basin
                                              Interstate Pipeline Company from August 1986 to
                                              August 1989 when he became President and a
                                              Director of Prairielands Energy Marketing, Inc.,
                                              and in 1993 President and a Director of Gwinner
                                              Propane, Inc., subsidiaries of the Company.
Robert E. Wood...............   51    Mr. Wood has been Vice President-Public Affairs and
                                              Environmental Policy of the Company since August, 1991.
                                              Before that he was Vice President-Public Affairs
                                              from June 1986. For five years prior thereto he
                                              served as Manager of Legislative Affairs for the
                                              Company.

                               SECURITY OWNERSHIP
   The table below sets forth the number of shares of capital stock of the Company owned beneficially as of December 31, 1993, by each director and each nominee for director, each Named Officer and by all directors and executive officers of the Company as a group.

                                                      AMOUNT AND NATURE
                                                   OF BENEFICIAL OWNERSHIP      PERCENTAGE OF CLASS
                                                 ---------------------------    -------------------
                     NAME                        COMMON            PREFERRED    COMMON    PREFERRED
- -----------------------------------------------  -------           ---------    ------    ---------
Douglas C. Kane................................    8,014(a)          --           *         --
Joseph R. Maichel..............................   19,514(a)
Harold J. Mellen, Jr...........................   14,963(a)          --           *         --
Richard L. Muus................................    2,934             --           *         --
Robert L. Nance................................    1,400
John L. Olson..................................    3,000             --           *         --
San W. Orr, Jr.................................  123,232(b)          --           *         --
John A. Schuchart..............................   82,811(a)(f)       --           *         --
Charles L. Scofield............................    8,000             --           *         --
Homer A. Scott, Jr.............................    2,000(c)          --           *         --
Joseph T. Simmons..............................    3,476             --           *         --
Stanley F. Staples, Jr.........................   83,680(d)           300(d)      *         *
Sister Thomas Welder...........................   12,763(e)          --           *         --
Martin A. White................................    3,682             --           *         --
All directors and executive officers of the
        Company as a group (20 in number)......  392,531              300         2.1       *

- ------------------------------------------------------------
*    Less than one percent of the class.
(a)  Includes full shares allocated to the officer's account in the Tax Deferred Compensation
     Savings Plan.
(b)  Mr. Orr serves as a co-trustee with shared voting and investment power of various trusts and as an officer and director of the corporate trustee for various other trusts holding these shares.
(c)  Shares held by Homer A. Scott, Jr. Trust. Mr. Scott is a co-trustee of the trust and shares voting and investment power with respect to these shares.
(d)  All except 1000 shares of Common Stock are held in the name of Judd S. Alexander
     Foundation, Inc. and Walter Alexander Foundation, Inc. Mr. Staples, as President of the
     Judd S. Alexander Foundation, Inc., and Secretary of the Walter Alexander Foundation,
     Inc., disclaims all beneficial ownership of the shares held by the Foundations.
(e)  Shares of Common Stock owned by University of Mary. Sr. Welder, as President of the
     University of Mary, disclaims all beneficial ownership of these shares.
(f)  Includes 52,489 shares owned by Mr. Schuchart's wife. Mr. Schuchart disclaims all beneficial ownership of the shares owned by his wife.

                        ACCOUNTING AND AUDITING MATTERS
   The Board of Directors of the Company has appointed Arthur Andersen & Co., Certified Public Accountants, as independent auditors for the year ending
December 31, 1993. The appointment was made on the recommendation of the Audit Committee of the Board of Directors which is presently composed of Messrs.
Richard L. Muus, John L. Olson, San W. Orr, Jr., and Homer A. Scott, Jr. (Chairman).
   The Audit Committee, established in 1972, meets regularly with management, internal auditors, and representatives of the Company's independent public accountants. The independent accountants have free access to the Committee and the Board of Directors. In 1993, the Committee met three times and reviewed the scope, timing and fees for the annual audit, other services provided by the independent auditors, and the results of audit examinations completed by the independent auditors, including the recommendations to improve internal controls and the follow-up reports prepared by management. The Audit Committee reports the results of its activities to the full Board of Directors. No member of the Audit Committee is or has been an employee of the Company.
   A representative of Arthur Andersen & Co. is expected to be present at the Annual Meeting of Stockholders of the Company with the opportunity to make a statement if he desires to do so and to respond to appropriate questions.
                                 OTHER BUSINESS
   The management of the Company knows of no other matter to come before the meeting. However, if any matter requiring a vote of the stockholders should arise, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their best judgment.
                      1995 ANNUAL MEETING OF STOCKHOLDERS
   Any stockholder who wishes to submit a proposal for inclusion in the proxy material relating to the Company's Annual Meeting of Stockholders expected to be held on April 25, 1995, must submit such proposal to the Secretary of the
Company on or before November 1, 1994.
- --------------------------------------------------------------------------------
   A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K (EXCLUDING EXHIBITS) FOR
THE YEAR ENDED DECEMBER 31, 1993, WHICH IS REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE MADE AVAILABLE TO STOCKHOLDERS TO
WHOM THIS PROXY STATEMENT IS MAILED, WITHOUT CHARGE, UPON WRITTEN REQUEST TO THE OFFICE OF THE TREASURER OF MDU RESOURCES GROUP, INC., 400 NORTH FOURTH STREET, BISMARCK, NORTH DAKOTA 58501.
                      By order of the Board of Directors,

                      LESTER H. LOBLE, II
                      Secretary

                      March 7, 1994

                                                                       EXHIBIT A
   RESOLVED, that the Board of Directors of MDU Resources Group, Inc., (the "Corporation") hereby declares it advisable:
(A) that, as permitted by law, the purpose of the Corporation be amended to include any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware to reflect the fact that the Corporation is a multidimensional natural resource company; and
(B) that, in order to effect the foregoing the Certificate of Incorporation of the Corporation, as heretofore amended, be further amended by deleting Article THIRD in its entirety, and by inserting in place thereof a new Article THIRD to read as follows:
   THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware. Included within this purpose, without limiting the generality of the foregoing sentence is (1) to own and operate electric and gas public utility systems and (2) to transact business as a multidimensional natural resource company.
   The Corporation shall have and exercise all the powers conferred upon corporations by the General Corporation Law of Delaware.
   FURTHER RESOLVED, that the Board of Directors hereby directs that the proposed amendment be attached as an exhibit to the proxy statement for the Company's Annual Meeting of Stockholders to be held on April 26, 1994, for consideration by the Stockholders entitled to vote in respect thereof.

                                                                       EXHIBIT B
   RESOLVED, that the Board of Directors of MDU Resources Group, Inc., hereby declares it advisable:
   (A) That the number of shares of Common Stock which the Company is authorized to issue be increased from 50,000,000 shares of Common Stock with the par value of $5.00 to 75,000,000 shares with the par value of $3.33, effective at the close of business on the date on which the appropriate Certificate of Amendment to the Company's Certificate of Incorporation is filed in the office of the Secretary of State of the State of Delaware;
   (B) That, in order to effect the foregoing, the Certificate of Incorporation of the Company, as heretofore amended, be further amended by deleting the first paragraph of Article FOURTH, and by inserting in place thereof a new first paragraph of said Article FOURTH to read as follows:
   FOURTH. The total number of shares of stock which the corporation shall have authority to issue is Seventy-seven Million (77,000,000) divided into four classes, namely, Preferred Stock, Preferred Stock A, Preference
   Stock, and Common Stock. The total number of shares of such Preferred
   Stock authorized is Five Hundred Thousand (500,000) shares of the par value of One Hundred Dollars ($100) per share (hereinafter called the "Preferred Stock") amounting in the aggregate to Fifty Million Dollars ($50,000,000). The total number of shares of such Preferred Stock A authorized is One Million (1,000,0000) shares without par value
   (hereinafter called the "Preferred Stock A"). The total number of shares of such Preference Stock authorized is Five Hundred Thousand (500,000) shares without par value (hereinafter called the "Preference Stock"). The total number of shares of such Common Stock authorized is Seventy-five Million (75,000,000) of the par value of Three and 33/100 Dollars ($3.33) per share (hereinafter called the "Common Stock"), amounting in the aggregate to Two Hundred Forty-nine Million Seven Hundred Fifty Thousand Dollars ($249,750,000).
   FURTHER RESOLVED, that the Board of Directors hereby directs that the proposed amendment be attached as an exhibit to the proxy statement for the Company's Annual Meeting of Stockholders to be held on April 26, 1994, for consideration by the Stockholders entitled to vote in respect thereof.

MDU RESOURCES GROUP, INC.                                                  PROXY
- --------------------------------------------------------------------------------
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL
MEETING OF STOCKHOLDERS ON APRIL 26, 1994.

The undersigned hereby appoints John A. Schuchart, Harold J. Mellen, Jr., and Lester H. Loble, II, and each of them, proxies, with full power of substitution, to vote all Common Shares of the undersigned at the Annual Meeting of Stockholders to be held at 11:00 a.m. (CDT), April 26, 1994, at 909 Airport Road, Bismarck, ND 58504, and at any adjournment thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith, subject to any directions indicated on the reverse side of this card. IF NO DIRECTIONS ARE GIVEN, THE PROXIES WILL VOTE FOR THE ELECTION OF ALL LISTED NOMINEES, IN ACCORD WITH THE DIRECTORS' RECOMMENDATIONS ON THE OTHER MATTERS LISTED ON THE REVERSE SIDE OF THIS CARD AND AT THEIR DISCRETION ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING. We are unable to respond to comments noted on this proxy. If you have comments please send in a separate letter.

YOUR VOTE FOR THE ELECTION OF DIRECTORS MAY BE INDICATED ON THE REVERSE SIDE OF THIS CARD. Nominees are: Sen. W. Orr, Jr., John A. Schuchart, Homer A. Scott, Jr., and Sister Thomas Welder, O.S.B.

YOUR VOTE IS IMPORTANT! PLEASE SIGN AND DATE ON THE REVERSE AND RETURN PROMPTLY
IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR OTHERWISE TO 400 NORTH FOURTH STREET, BISMARCK, ND 58501, SO THAT YOUR SHARES CAN BE REPRESENTED AT THE MEETING.
- --------------------------------------------------------------------------------

PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE: /X/                    DIRECTORS
RECOMMEND A VOTE "FOR" ON A., B. AND C. BELOW

To vote for all director nominees, mark the "FOR" box on item "A." To withhold voting for all nominees, mark the "WITHHELD" box. To withhold voting for a particular nominee, mark the "FOR ALL EXCEPT" box and enter name(s) of the exception(s) in the space provided; your shares will be voted for the remaining nominees.

                                                                                                                        FOR ALL
                                                                                                FOR       WITHHELD      EXCEPT
    A. Election of All Director Nominees. Exceptions                                            / /          / /          / /
                                                                                                FOR        AGAINST      ABSTAIN
    B. Amend Article THIRD of the Certificate of Incorporation regarding the purposes
       and powers of the Company.                                                               / /          / /          / /
    C. Amend Article FOURTH of the Certificate of Incorporation increasing the number
       of shares of Common Stock and decreasing the par value of Common Stock.                  / /          / /          / /

                                         SIGN HERE AS NAME(S) APPEAR AT LEFT

                                         -----------------------------------

                                         -----------------------------------

                                             PLEASE SIGN THIS PROXY AND RETURN
                                             IT PROMPTLY WHETHER OR NOT YOU PLAN
                                             TO ATTEND THE MEETING. IF SIGNING
                                             FOR A CORPORATION OR PARTNERSHIP OR
                                             AS AGENT, ATTORNEY OF FIDUCIARY,
                                             INDICATE THE CAPACITY IN WHICH YOU
                                             ARE SIGNING. IF YOU DO ATTEND THE
                                             MEETING AND DECIDE TO VOTE BY
                                             BALLOT, SUCH VOTE WILL SUPERSEDE
                                             THIS PROXY.
                                             DATE_________________________, 1994